Exhibit 32

CERTIFICATIONS

The undersigned certify pursuant to 18 U.S.C. § 1350, that:

(1)                                  The accompanying Quarterly Report on Form 10-QSB for the period ended August 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	October 15, 2003	/s/ Michael J. Aylesworth
President

Date:	October 15, 2003	/s/ Kenneth L. Torbet
Treasurer